MANDALAY MEDIA, INC. APPOINTS MOBILE GAMING VETERAN AS PRESIDENT

LOS ANGELES – October 28, 2009 – Mandalay Media, Inc. (OTC Bulletin Board: MNDL) announced today that it has elected Ray Schaaf as President, effective October 27, 2009.

Mr. Schaaf, a veteran in the mobile entertainment industry, joins Mandalay Media as President from Arcadia Entertainment, Inc. where he served as President and CEO.  Ray also served as the former President of Publishing for Glu Mobile (NASDAQ: GLUU) where he built and grew the company into one of the top world-wide mobile game publishers.

In connection with Mr. Schaaf’s election, Jim Lefkowitz was named Chief Operating Officer of Mandalay Media.

Mr. Guber stated: “Ray is a gifted senior manager with seasoned international mobile gaming and content experience. I personally believe he is the right person to help us further grow our entertainment business globally while overseeing our day-to-day operations. I look forward to seeing great leadership and innovation from the new Mandalay Media team."

About Ray Schaaf

Ray Schaaf’s 25 years of digital media experience spans games, content, ecommerce, and mobile industries. He has led and managed companies in North America, Asia, and Europe. Prior to Arcadia, Mr. Schaaf was COO of Navio, a digital content, ecommerce, and promotions solution provider to Fox Interactive Media, Shockwave, Disney, Sony BMG, EMI, and MasterCard.

Prior to Navio, he was President of Publishing at Glu Mobile (previously Sorrent) where he built the company into a top-tier global mobile game developer/publisher. As President of Intershop, he oversaw the Americas and APAC operations, managing both operations to profitability. Prior to Intershop, Mr. Schaaf was CEO and President of XMARC, where he launched the first location-based application deployed on a public wireless network. He has also held executive management positions at Veritas Software, NeXT Computers, and Ziff Davis. Mr. Schaaf received his B.S. degree in business from Boston College.

About Jim Lefkowitz

Mr. Lefkowitz is a 20 year entertainment industry veteran with a wide range of experience in law, business, finance, film and television. Mr. Lefkowitz joined Mandalay in 2007 from Cantor Fitzgerald, where he was managing director of Cantor Entertainment. Prior to Cantor, Mr. Lefkowitz was an agent for eight years at Creative Artists Agency, a leading talent agency in Hollywood, where he represented clients in connection with film, television, and other media ventures. He began his career as an attorney at the law firm of Manatt, Phelps, and Phillips in Los Angeles. He subsequently worked for six years as a business affairs executive at Walt Disney Studios and Touchstone Pictures. Mr. Lefkowitz is a graduate of the University of Michigan School of Business Administration and Michigan Law School.

About Mandalay Media, Inc.:

Managed by leading media and technology industry executives, the Company's mission is to build a unique combination of new media distribution and content companies through acquisitions with domestic and foreign businesses with strong management teams and historical financial performance. Through its wholly-owned subsidiary Twistbox Entertainment, Inc., the Company is a leading global producer and publisher of mobile entertainment. Twistbox has exclusive licenses with industry-leading brands, direct distribution with more than 120 wireless operators in over 45 countries and provides an extensive portfolio of award-winning games, WAP sites and mobile TV channels. Its wholly-owned subsidiary AMV Holding Limited is a European leader in direct-to-consumer mobile Internet content and services.

For more information, please visit www.mandalaymediainc.com.

Safe Harbor: This press release contains forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "estimate", "expect", "anticipate" or "believe" and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company's results to differ materially from the expectations include the following: consumer demand for the Company's products; consumer spending trends; fluctuations in the currencies of the countries in which the Company operates against the US dollar; timely development and release of the Company's products; competition in the industry; the Company's ability to manage expenses; the Company's ability to manage and sufficiently integrate acquisitions of other companies; adverse changes in the securities markets; and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2009. The Company does not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.